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                                                                  EXHIBIT 10.36A


                                    AGREEMENT


         On this ___ day of July, 1997, Orange and Rockland Utilities, Inc. (hereinafter the "Company") and D. Louis Peoples (hereinafter the "Executive") enter into this Agreement.

         WHEREAS, the Executive and the Company are parties to an agreement dated January 22,1996 (the "Severance Agreement"), which provides the Executive with certain protective measures in the event the Executive's employment is terminated following a Change in Control, as defined in the Severance Agreement; and

         WHEREAS, paragraph "6.1(B)" of the Severance Agreement presently provides:

                  (B) Notwithstanding any provision of any annual or long-term incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan but which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date or otherwise has not been paid, and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all then uncompleted periods under any such plan, calculated as to each such award by multiplying the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, at the target level of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period.; and

         WHEREAS, the Orange and Rockland Utilities, Inc. Long-Term Performance Share Unit Plan (the "Plan") provides in paragraph "9(a)":

                  (a) EFFECT OF CHANGE IN CONTROL OR POTENTIAL CHANGE IN CONTROL. Other provisions of the Plan notwithstanding, upon the occurrence of a Change in Control or a Potential Change in Control during a Performance Period, all of the Target PSUs and Dividend Equivalent PSUs shall be deemed to be earned as of the date of such event. As soon as practicable after any Change in Control or Potential Change in Control, the Company shall pay to each Participant (or his or her Beneficiary) a lump-sum cash distribution equal to (i) the number of Target PSUs and Dividend Equivalent PSUs deemed earned by the Participant under this Section 9(a), multiplied by the Fair Market Value of a Share as of the date

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                  immediately preceding the Change in Control or the Potential
                  Change in Control; plus (ii) the entire unpaid balance of the Participant's Deferral Accounts as of the date immediately preceding the Change in Control or Potential Change in Control; plus (iii) the number of DSUs, including Dividend Equivalent DSUs, credited to the Participant's DSU Account as of the date of the Change in Control or the Potential Change in Control, multiplied by the Fair Market Value of a Share as of the date immediately preceding the Change in Control or the Potential Change in Control; plus (iv) if, in connection with any dividend, distribution, or forward Share split, the record date is before, but the payment date is after, the date of the distribution under this Section 9(a), the amount of cash plus the Fair Market Value of any Shares or other property payable or issuable as a dividend or distribution on each Share multiplied by the number of PSUs and DSUs settled in accordance with clauses (i) and (iii) of this sentence.; and

         WHEREAS, the Company and the Executive wish to amend the Severance Agreement so that it reflects the provisions of the Plan.

         NOW, THEREFORE, the Company and the Executive agree as follows:

         1. Paragraph "6.1(B)" of the Severance Agreement is hereby rescinded and replaced by the following revised paragraph:

                  6.1 . . . (B) Except with regard to the Orange and Rockland Utilities, Inc. Long-Term Performance Share Unit Plan (the "PSU Plan"), and notwithstanding any provision of any other annual or long-term incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan but which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date or otherwise has not been paid, and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all then uncompleted periods under any such plan, calculated as to each such award by multiplying the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, at the target level of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period. Upon a Change in Control or Potential Change in Control, the Executive's right to receive incentive compensation awarded or allocated to the Executive under the PSU Plan shall be governed by the terms of the PSU Plan.

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         2. Except as provided above, nothing in this Agreement is intended, nor shall this Agreement be construed, to in any other way amend the Severance Agreement.



     ----------------------------             ----------------------------
               D. Louis Peoples                      James F. O'Grady, Jr.
                                                     Chairman, Compensation
                                                             Committee